UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Private Placements

On June 27, 2024, Inland Private Capital Corporation (“IPC”), an affiliate of the sponsor of IPC Alternative Real Estate Income Trust, Inc. (referred to herein as “ALT REIT,” the “Company,” “we,” “our,” or “us”), launched a program (the “DST Program”) through which it expects to sponsor a series of private placements (“Private Placements”) exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of beneficial interests (“DST Interests”) in specific Delaware statutory trusts (a “DST” or multiple “DSTs”) owning one or more real properties (each, a ”DST Property”). The DST Program is designed for, but not limited to, prospective investors seeking to defer the recognition of gain on the sale of other real property under Section 1031 of the Internal Revenue Code of 1986, as amended. In connection with the DST Program, IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), an entity for which the Company acts as general partner, will receive a fair market value purchase option with respect to each DST as described below under “—Option Agreement.” The first Private Placement launched on June 27, 2024 for up to $77,202,071 in DST Interests.

Option Agreement

In connection with the DST Program, the Operating Partnership, each DST, and each DST investor will enter into an option agreement (the “Option Agreement”) pursuant to which the Operating Partnership is granted the option (the “FMV Option”), but not the obligation, exercisable in the Operating Partnership’s sole and absolute discretion, to require such DST investor to exchange his, her or its DST Interest for Class T Operating Partnership units (“Class T Units”), Class S Operating Partnership units (“Class S Units”), Class D Operating Partnership units (“Class D Units”), Class I Operating Partnership units (“Class I Units,” and collectively with the Class T Units, Class S Units and Class D Units, the “OP Units”), or, in limited circumstances at the discretion of the Operating Partnership, cash, which option may be exercised during the three, three-month periods that begin on the 24-month, 36-month and 48-month anniversary of the final closing of the sale of DST Interests pursuant to each Private Placement.

In the event the Operating Partnership exercises the FMV Option, the purchase price for the DST Interests, in the aggregate, will be calculated based on the fair market value of the DST Property reduced by any remaining principal on any loan secured by a blanket lien on the DST Property and any accrued but unpaid expenses or other liabilities encumbering the DST Property as of the date the FMV Option is exercised, which in each case will be assumed, taken subject to, or paid off by the Operating Partnership.

Placement Agent Agreement

In connection with each Private Placement, each DST, the Company, the Operating Partnership and Inland Securities Corporation (the “Placement Agent”), an affiliate of the Company’s sponsor, will enter into a placement agent agreement (the “Placement Agent Agreement”) pursuant to which the Placement Agent will offer and sell DST Interests. The Company and the Operating Partnership are only party to the Placement Agent Agreement for the limited purpose of paying the distribution fees that may be payable to the Placement Agent in connection with an exercise of the FMV Option.

Under the Placement Agent Agreement, in the event that the Operating Partnership exercises an FMV Option, the Operating Partnership will be required to pay the Placement Agent (a) a distribution fee with respect to outstanding Class T Units issued pursuant to an FMV Option in an amount equal to 0.85% per annum of the aggregate net asset value (“NAV”) (as determined in accordance with the valuation guidelines of the Company) of such outstanding Class T Units, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Class T Units; provided, however, with respect to Class T Units sold through certain selected broker-dealers and registered investment advisors engaged by the Placement Agent (collectively, “Offering Participants”), the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such Class T Units; (b) a distribution fee with respect to outstanding Class S Units issued pursuant to an FMV Option that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Class S Units; and (c) a distribution fee with respect to outstanding Class D Units issued pursuant to an FMV Option that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Class D Units. The Operating Partnership will not be required to pay a distribution fee with respect to Class I Units issued pursuant to an FMV Option.

If, subsequently, the Operating Partnership delivers Class T shares of the Company’s common stock (“REIT Shares”) pursuant to the terms of the Operating Partnership’s limited partnership agreement (“OP Agreement”) in exchange for Class T Units issued pursuant to an FMV Option (“Resulting Class T Shares”), Class S REIT Shares in exchange for Class S Units issued pursuant to an FMV Option (“Resulting Class S Shares”), or Class D REIT Shares in exchange for Class D Units issued pursuant to an FMV Option (“Resulting Class D Shares”), in each case pursuant to the terms of the OP Agreement, the Company will be required to pay to the Placement Agent (a) a distribution fee with respect to outstanding Resulting Class T Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV (as determined in accordance with the valuation guidelines of the Company) of such outstanding Resulting Class T Shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of the outstanding Resulting Class T Shares; provided, however, with respect to Resulting Class T Shares for which the prior OP Units were sold through certain Offering Participants, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees may not exceed 0.85% per annum of the aggregate NAV of such REIT Shares; (b) a distribution fee with respect to outstanding Resulting Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of such outstanding Resulting Class S Shares; and (c) a distribution fee with respect to outstanding Resulting Class D Shares that is paid monthly in an amount equal to 0.25% per annum of the aggregate NAV of such outstanding Resulting Class D Shares. The Company will not pay a distribution fee with respect to Class I Shares.

The Operating Partnership will cease paying the distribution fees with respect to any Class T Unit, Class S Unit or Class D Unit held in a limited partner’s account at the end of the month in which the Placement Agent, in conjunction with the transfer agent, determines that the total DST-Related Fees (as defined in the Placement Agent Agreement) and total distribution fees paid with respect to the DST Interests and/or OP Units issued in exchange for such DST Interests held by such limited partner within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in any applicable agreement between the Placement Agent and the Offering Participant who sold the DST Interests that were exchanged for such OP Units) of the purchase price of the originally issued DST Interests. At the end of such month, pursuant to the terms of the OP Agreement, each such Class T Unit, Class S Unit and Class D Unit shall automatically and without any action on the part of the holder thereof convert into a number of Class I Units (including any fractional OP Units), each with an equivalent aggregate NAV as such Class T Unit, Class S Unit or Class D Unit as discussed below under “—Third Amended and Restated Limited Partnership Agreement.” The foregoing limitations on distribution fees shall continue to apply if any OP Units are exchanged for REIT Shares pursuant to the OP Agreement.

Tax Protection Agreement

As part of the DST Program, the Company and the Operating Partnership will offer to those DST investors that receive OP Units the opportunity to enter into a tax protection agreement (a “Tax Protection Agreement”). The Tax Protection Agreement will provide that: (a) during the five-year period starting on the closing of the exchange of OP Units for the DST Interests pursuant to the FMV Option, the Operating Partnership will not dispose of the property in a taxable transaction, other than in certain enumerated situations and will indemnify the DST investors that receive OP Units for taxes incurred on Internal Revenue Code section 704(c) “built-in gain” with respect to the DST Interests that is recognized in any taxable disposition during the five-year period; and (b) during the 10-year period starting on the closing of the exchange of the OP Units for the DST Interests pursuant to the FMV Option, the Operating Partnership will provide such DST investors with opportunities to ensure that they are allocated sufficient liabilities (including, as applicable, through a guarantee by such holders of indebtedness of the Operating Partnership) to prevent gain from being recognized to them as a result of any deemed distributions that would otherwise arise from a decrease in such DST investor’s share of liabilities of the Operating Partnership.

Third Amended and Restated Limited Partnership Agreement

On June 27, 2024, the Company, IPC REIT Special Limited Partner, LP, and the limited partners of the Operating Partnership entered into an amended and restated OP Agreement (the “Third Amended OP Agreement”) to provide that OP Units received by investors following the Operating Partnership’s exercise of the FMV Option in connection with any DST managed by IPC, the Operating Partnership or by certain of their subsidiaries or affiliates will automatically convert into a number of Class I Units equal to the Class T Conversion Rate, Class S Conversion Rate or Class D Conversion rate (as applicable) (as each such term is defined in the Third Amended OP Agreement) at the end of the month in which the Placement Agent and/or Company, in conjunction with the Operating Partnership’s transfer agent, determines that the aggregate DST Up-Front Commissions (as defined in the Third Amended OP Agreement) and distribution fees paid with respect to such OP Units and the DST Interests exchanged for such OP Units would equal or exceed, in the aggregate, 8.75% (or a lower a limit agreed upon in the applicable selling agreement between the Placement Agent and the participating broker-dealer that sold the DST Interests that were exchanged for such OP Units) of the cash purchase price paid for such DST Interests. The Third Amended OP Agreement also provides that if such OP Units have not converted into Class I Units, such OP Units will automatically and without any action on the part of the holder thereof convert into a number of Class I Units with an equivalent NAV as such Operating Partnership on the earliest of (i) a listing of Class I shares of the Company’s common stock, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity or (iii) the sale or other disposition of all or substantially all of the Company’s assets.

Indemnification Agreement

In connection with the DST Program, IPC, the Company and the Operating Partnership entered into a letter agreement (the “Indemnification Agreement”) on June 27, 2024 pursuant to which parties provide mutual indemnification obligations with respect to the Private Placements.

Under the Indemnification Agreement, the Company and the Operating Partnership have agreed to indemnify IPC, its officer and directors, and each person, if any, who controls IPC within the meaning of the Securities Act, against any and all Loss (as defined in the Indemnification Agreement) caused by or based on: (i) any untrue statement or alleged untrue statement of a material fact relating to the Company or the Operating Partnership which was furnished or approved by the Company or the Operating Partnership specifically for inclusion in, and actually contained in the offering materials related to the Private Placements but specifically excluding any tax consequences related to the OP Units (collectively, the “Company Information”) and (ii) the omission or alleged omission therefrom of a material fact regarding the Company or the Operating Partnership required to be stated in the Company Information (excluding any tax consequences related to the OP Units) or necessary to make the statements in the Company Information, in light of the circumstances under which they were made, not misleading.

Under the Indemnification Agreement, IPC has agreed to indemnify the Company, the Operating Partnership, IPC Alternative Real Estate Advisor, LLC (the “Advisor”) and their respective officers, directors, members, partners, agents, employees and each person, if any, who controls the Company, the Operating Partnership or the Advisor within the meaning of the Securities Act, from any and all Loss related to the DSTs, the DST Interests, the Private Placements and the FMV Option not arising from the matters discussed in the prior paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	July 3, 2024	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer